EXHIBIT 10.1

ACCOUNTANTS' CONSENT

The Board of Directors
Given Imaging Ltd.

        We consent to the incorporation by reference in the registration statement (No. 333-73732) on Form S-8 of Given Imaging Ltd. (the "Company") of our report dated January 28, 2002, with respect to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2001, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, which report appears in the Company's Annual Report on Form 20-F for the year ended December 31, 2001.

Somekh Chaikin
Certified Public Accountants (Isr.)
A member of KPMG International

April 8, 2002